UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

METHODE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-2816 (Commission File Number)	36-2090085 (IRS Employer Identification No.)

7401 West Wilson Avenue, Chicago, Illinois 60706

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-6777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                   Other Events.

On January 15, 2010, Donald W. Duda, Chief Executive Officer of Methode Electronics, Inc. (the “Company”), Douglas A. Koman, Chief Financial Officer of the Company and Ronald L.G. Tsoumas, Controller of the Company, each established trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (individually, a “Plan”; collectively, the “Plans”).

Mr. Duda’s Plan provides for the sale, on the terms and conditions provided in the Plan, of up to 100,000 shares of the Company’s common stock to be acquired through the exercise of stock options which are scheduled to expire in May 2011.

Mr. Koman’s Plan provides for the sale, on the terms and conditions provided in the Plan, of up to 17,648 shares of the Company’s common stock to be acquired through the exercise of stock options which are scheduled to expire in December 2010 and up to 25,000 shares to be acquired through the exercise of stock options which are scheduled to expire in May 2011.

Mr. Tsoumas’s Plan provides for the sale, on the terms and conditions provided in the Plan, of up to 3,000 shares of the Company’s common stock to be acquired through the exercise of stock options which are scheduled to expire in June 2010.

Transactions under the Plans will be disclosed publicly through Form 144 and Form 4 filings as required by the U.S. Securities and Exchange Commission.  The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors of the Company in the future, or to report any modification to or termination of any publicly announced Rule 10b5-1 trading plan, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.

Date: January 25, 2010	By:	/s/ Douglas A. Koman
Douglas A. Koman
Chief Financial Officer